Access Solutions International, Inc.

                                650 Ten Rod Road
                            North Kingstown, RI 02852





January 31, 1997





PaperClip Software, Inc.
Three University Plaza
Hackensack, NJ   07601

Attention:  William Weiss, Chief Executive Officer

     Re: Letter of Intent dated January 2, 1997 ("Letter of Intent")

Dear Bill:

This letter confirms our mutual agreement that each time the "January 31, 1997" date appears in Paragraph 9 of the Letter of Intent, such date shall be replaced with "February 28, 1997."

Please acknowledge your agreement by executing this letter where indicated below.


Very truly yours,

ACCESS SOLUTIONS INTERNATIONAL, INC.


By:/s/Robert H. Stone
   ________________________________________
      Robert H. Stone, President and CEO



AGREED AND ACCEPTED:

PAPERCLIP SOFTWARE, INC.


By:/s/William Weiss
   ________________________________________
      William Weiss, CEO